Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
1 (212) 492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
1 (212) 492-8920
ir@wpcarey.com

Press Contact:
Anna McGrath
1 (212) 492-1166
amcgrath@wpcarey.com

W. P. Carey Inc. Announces Third Quarter 2022 Financial Results

New York, NY – November 4, 2022 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a net lease real estate investment trust, today reported its financial results for the third quarter ended September 30, 2022.

Financial Highlights

2022 Third Quarter
Net income attributable to W. P. Carey (millions)	$104.9
Diluted earnings per share	$0.51
Net income from Real Estate attributable to W. P. Carey (millions)	$111.4
Diluted earnings per share from Real Estate	$0.54

AFFO (millions)	$277.7
AFFO per diluted share	$1.36
Real Estate segment AFFO (millions)	$273.6
Real Estate segment AFFO per diluted share	$1.34

•2022 AFFO guidance raised and narrowed to between $5.25 and $5.31 per diluted share, including Real Estate AFFO of between $5.16 and $5.22 per diluted share, based on full-year investment volume of between $1.5 billion and $2.0 billion
•Quarterly cash dividend raised to $1.061 per share, equivalent to an annualized dividend rate of $4.244 per share

W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 1

Real Estate Portfolio
•Investment volume of $1.3 billion completed during the first nine months of 2022, including $474.8 million during the third quarter
•Active capital investments and commitments of $37.7 million and construction loan funding of $25.9 million scheduled to be completed in the 2022 fourth quarter
•Gross disposition proceeds of $56.7 million during the third quarter, bringing total dispositions for the first nine months of 2022 to $176.1 million
•Completed merger with CPA:18 in a transaction adding approximately $2.2 billion of real estate assets

Balance Sheet and Capitalization
•Private placement debt issuance comprising €200 million of 3.70% Senior Unsecured Notes due 2032 and €150 million of 3.41% Senior Unsecured Notes due 2029
•Approximately $642 million in anticipated net proceeds currently available for settlement pursuant to forward sale agreements, including approximately $159 million pursuant to forward sale agreements sold through the Company’s ATM program during the third quarter

MANAGEMENT COMMENTARY

“We generated strong third quarter results across several areas of our business, raising our expectations for full-year AFFO per share, driven by Real Estate AFFO per share that is on track for year-over-year growth of just over 6%,” said Jason Fox, Chief Executive Officer of W. P. Carey.

“While cap rates have been slow to adjust to sharply higher interest rates, deal pricing is increasingly getting more interesting, and our balance sheet puts us in a position of strength to deploy capital at appropriate spreads — having raised debt and equity capital at attractive prices and armed with over $2 billion of liquidity.

“We also continue to benefit from our sector-leading same-store rent growth, which reached a new high during the quarter, driven by inflation. As current CPI numbers flow through to rents, we expect our same-store growth to move even higher in 2023, and to continue seeing the benefits into 2024.”

QUARTERLY FINANCIAL RESULTS

Revenues

•Total Company: Revenues, including reimbursable costs, for the 2022 third quarter totaled $383.6 million, up 17.7% from $325.8 million for the 2021 third quarter.

•Real Estate: Real Estate revenues, including reimbursable costs, for the 2022 third quarter were $382.1 million, up 19.1% from $320.8 million for the 2021 third quarter, due primarily to additional lease revenues and operating property revenues from properties acquired in the CPA:18 Merger, higher lease revenues resulting from net investment activity and rent escalations, and higher lease termination income and other revenues, partly offset by the impact of a stronger U.S. dollar relative to foreign currencies, primarily the euro.

Note: Starting with the 2021 fourth quarter, income from direct financing leases and loans receivable are presented on a separate line item on the consolidated statements of income (for both current and prior year periods). Prior to the 2021 fourth quarter, the Company presented income from direct financing leases within lease revenues and income from loans receivable within lease termination income and other.

W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 2

Net Income Attributable to W. P. Carey

•Net income attributable to W. P. Carey for the 2022 third quarter was $104.9 million, down 24.3% from $138.5 million for the 2021 third quarter. Net income from Real Estate attributable to W. P. Carey was $111.4 million, which decreased due primarily to a mark-to-market gain recognized on the Company’s shares of Lineage Logistics of $52.9 million during the prior year period and the net impact of a stronger U.S. dollar relative to foreign currencies, primarily the euro, which more than offset the impact of net investment activity (including properties acquired in the CPA:18 Merger) and rent escalations. Net loss from Investment Management attributable to W. P. Carey was $6.4 million, reflecting a $29.3 million impairment charge recognized on goodwill within that segment since Investment Management revenues are expected to be minimal going forward following the CPA:18 Merger. The Company also recognized a $33.9 million gain on change in control of interests in connection with the CPA:18 Merger.

Adjusted Funds from Operations (AFFO)

•AFFO for the 2022 third quarter was $1.36 per diluted share, up 9.7% from $1.24 per diluted share for the 2021 third quarter, driven by the company’s Real Estate segment, which generated AFFO of $1.34 per diluted share, primarily reflecting the net impact of investment activity, rent escalations, higher lease termination income and other revenues, and the net impact of properties acquired in the CPA:18 Merger, including additional interest expense from mortgages on properties acquired in the CPA:18 Merger. This was partly offset by the net impact of a stronger U.S. dollar relative to foreign currencies, primarily the euro.

Note: Further information concerning AFFO and Real Estate AFFO, which are both non-GAAP supplemental performance metrics, is presented in the accompanying tables and related notes.

Dividend

•As previously announced, on September 15, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $1.061 per share, equivalent to an annualized dividend rate of $4.244 per share. The dividend was paid on October 14, 2022 to stockholders of record as of September 30, 2022.

AFFO GUIDANCE

•For the 2022 full year, the Company has raised its guidance for total AFFO and narrowed the range to between $5.25 and $5.31 per diluted share, including Real Estate AFFO of between $5.16 and $5.22 per diluted share, based on the following key assumptions:

(i) investments for the Company's Real Estate portfolio of between $1.5 billion and $2.0 billion, which has been revised lower;

(ii) dispositions from the Company's Real Estate portfolio of between $200 million and $300 million, which has been revised lower; and

(iii) total general and administrative expenses of between $88 million and $90 million, which has been revised lower.

Note: The Company does not provide guidance on net income. The Company only provides guidance on total AFFO (and Real Estate AFFO) and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets, and depreciation and amortization from new acquisitions.

CPA:18 MERGER

•On August 1, 2022, the Company completed its merger with CPA:18 (the CPA:18 Merger), which added approximately $2.2 billion of real estate assets.

W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 3

REAL ESTATE

Investments

•During the 2022 third quarter, the Company completed investments totaling $474.8 million, bringing total investment volume for the nine months ended September 30, 2022 to $1.3 billion (excluding properties acquired in the CPA:18 Merger).

•The Company currently has two capital investments and commitments totaling $37.7 million and construction loan funding of $25.9 million scheduled to be completed during the fourth quarter, for an aggregate total of $63.6 million.

Dispositions

•During the 2022 third quarter, the Company disposed of three properties for gross proceeds of $56.7 million, bringing total disposition proceeds for the nine months ended September 30, 2022 to $176.1 million.

Rent Collections

•The Company received over 99.3% of contractual base rent that was due in the 2022 third quarter.

Composition

•As of September 30, 2022, the Company’s net lease portfolio consisted of 1,428 properties, comprising 175 million square feet leased to 391 tenants, with a weighted-average lease term of 10.9 years and an occupancy rate of 98.9%. In addition, the Company owned 84 self-storage operating properties, two student housing operating properties and one hotel operating property, totaling approximately 6.6 million square feet.

BALANCE SHEET AND CAPITALIZATION

Bond Issuances

•As previously announced, on September 28, 2022, the Company completed private placement offerings of (i) €150 million aggregate principal amount of 3.41% Senior Notes due September 28, 2029 and (ii) €200 million aggregate principal amount of 3.70% Senior Notes due September 28, 2032.

Forward Equity

•During the 2022 third quarter, the Company used forward sale agreements under its ATM program to sell 1,863,850 shares of common stock at a weighted-average gross price of $86.46 per share, all of which remain available for settlement, for anticipated net proceeds of approximately $159 million.

•During the 2022 third quarter, the Company settled a portion of its outstanding forward sale agreements, issuing 1,337,500 shares of common stock for net proceeds of $97 million.

•As of September 30, 2022, the Company therefore had an aggregate of $642 million in anticipated net proceeds available for settlement pursuant to forward sale agreements.

Cash Received for Shares of WLT

•In October 2022, all outstanding shares of Watermark Lodging Trust (WLT) common stock were acquired by a private real estate fund. As of the date of acquisition, the Company owned 12,208,243 shares of WLT common stock for which it received $82.6 million in cash and as a result has no remaining interest in WLT.

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W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 4

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2022 third quarter and certain prior quarters, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on November 4, 2022, and made available on the Company’s website at ir.wpcarey.com/investor-relations.

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Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please dial in at least 10 minutes prior to the start time.

Date/Time: Friday, November 4, 2022 at 10:00 a.m. Eastern Time
Call-in Number: 1 (877) 465-1289 (U.S.) or +1 (201) 689-8762 (international)

Live Audio Webcast and Replay: www.wpcarey.com/earnings

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W. P. Carey Inc.

W. P. Carey ranks among the largest net lease REITs with an enterprise value of approximately $22 billion and a diversified portfolio of operationally critical commercial real estate that includes 1,428 net lease properties covering approximately 175 million square feet and a portfolio of 84 self-storage operating properties as of September 30, 2022. For nearly five decades, the company has invested in high-quality single-tenant industrial, warehouse, office, retail and self-storage properties subject to long-term net leases with built-in rent escalators. Its portfolio is located primarily in the U.S. and Northern and Western Europe and is well-diversified by tenant, property type, geographic location and tenant industry.

www.wpcarey.com

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W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 5

Cautionary Statement Concerning Forward-Looking Statements and Rent Collections

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “will be,” “goals,” “believe,” “project,” “expect,” “anticipate,” “intend,” “estimate” “opportunities,” “possibility,” “strategy,” “maintain” or the negative version of these words and other comparable terms. These forward-looking statements include, but are not limited to, statements made by Mr. Jason Fox regarding our ability to deploy capital effectively and benefit from rent escalations. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable risks or uncertainties, like the risks related to the effects of pandemics and global outbreaks of contagious diseases (such as the current COVID-19 pandemic) and domestic or geopolitical crises, such as terrorism, military conflict (including the ongoing conflict between Russia and Ukraine and the global response to it), war or the perception that hostilities may be imminent, political instability or civil unrest, or other conflict, and those additional risk factors discussed in reports that we have filed with the SEC, could also have material adverse effects on our future results, performance or achievements. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Part I, Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

In addition, information provided regarding historical rent collections should not serve as an indication of expected future rent collections.

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W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	September 30, 2022	December 31, 2021
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$12,862,423	$11,791,734
Land, buildings and improvements — operating properties	1,084,524	83,673
Net investments in direct financing leases and loans receivable	781,345	813,577
In-place lease intangible assets and other	2,578,236	2,386,000
Above-market rent intangible assets	840,943	843,410
Investments in real estate	18,147,471	15,918,394
Accumulated depreciation and amortization (a)	(3,065,161)	(2,889,294)
Assets held for sale, net	38,578	8,269
Net investments in real estate	15,120,888	13,037,369
Equity method investments (b)	297,665	356,637
Cash and cash equivalents	186,417	165,427
Due from affiliates	602	1,826
Other assets, net	1,146,099	1,017,842
Goodwill	1,023,171	901,529
Total assets	$17,774,842	$15,480,630

Liabilities and Equity
Debt:
Senior unsecured notes, net	$5,651,865	$5,701,913
Unsecured term loans, net	506,004	310,583
Unsecured revolving credit facility	462,660	410,596
Non-recourse mortgages, net	1,162,814	368,524
Debt, net	7,783,343	6,791,616
Accounts payable, accrued expenses and other liabilities	594,139	572,846
Below-market rent and other intangible liabilities, net	184,885	183,286
Deferred income taxes	174,276	145,572
Dividends payable	224,302	203,859
Total liabilities	8,960,945	7,897,179

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 208,032,718 and 190,013,751 shares, respectively, issued and outstanding	208	190
Additional paid-in capital	11,510,303	9,977,686
Distributions in excess of accumulated earnings	(2,470,261)	(2,224,231)
Deferred compensation obligation	57,012	49,810
Accumulated other comprehensive loss	(298,057)	(221,670)
Total stockholders’ equity	8,799,205	7,581,785
Noncontrolling interests	14,692	1,666
Total equity	8,813,897	7,583,451
Total liabilities and equity	$17,774,842	$15,480,630
________
(a)Includes $1.6 billion and $1.5 billion of accumulated depreciation on buildings and improvements as of September 30, 2022 and December 31, 2021, respectively, and $1.5 billion and $1.4 billion of accumulated amortization on lease intangibles as of September 30, 2022 and December 31, 2021, respectively.
(b)Our equity method investments in real estate totaled $295.3 million and $291.9 million as of September 30, 2022 and December 31, 2021, respectively. Our equity method investments in the Managed Programs totaled $2.3 million and $64.7 million as of September 30, 2022 and December 31, 2021, respectively.

W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Revenues
Real Estate:
Lease revenues	$331,902	$314,354	$298,616
Income from direct financing leases and loans receivable	20,637	17,778	16,754
Operating property revenues	21,350	5,064	4,050
Lease termination income and other	8,192	2,591	1,421
	382,081	339,787	320,841
Investment Management:
Asset management and other revenue	1,197	3,467	3,872
Reimbursable costs from affiliates	344	1,143	1,041
	1,541	4,610	4,913
	383,622	344,397	325,754
Operating Expenses
Depreciation and amortization	132,181	115,080	115,657
Impairment charges — Investment Management goodwill (a)	29,334	—	—
General and administrative	22,299	20,841	19,750
Reimbursable tenant costs	18,874	16,704	15,092
Merger and other expenses (b)	17,667	1,984	(908)
Property expenses, excluding reimbursable tenant costs	11,244	11,851	13,734
Operating property expenses	9,357	3,191	3,001
Stock-based compensation expense	5,511	9,758	4,361
Reimbursable costs from affiliates	344	1,143	1,041
Impairment charges — real estate	—	6,206	16,301
	246,811	186,758	188,029
Other Income and Expenses
Interest expense	(59,022)	(46,417)	(48,731)
Gain on change in control of interests (c)	33,931	—	—
Other gains and (losses) (d)	(15,020)	(21,746)	49,219
Earnings (losses) from equity method investments	11,304	7,401	5,735
Non-operating income (e)	9,263	5,974	1,283
(Loss) gain on sale of real estate, net	(4,736)	31,119	1,702
	(24,280)	(23,669)	9,208
Income before income taxes	112,531	133,970	146,933
Provision for income taxes	(8,263)	(6,252)	(8,347)
Net Income	104,268	127,718	138,586
Net loss (income) attributable to noncontrolling interests	660	(40)	(39)
Net Income Attributable to W. P. Carey	$104,928	$127,678	$138,547

Basic Earnings Per Share	$0.52	$0.66	$0.75
Diluted Earnings Per Share	$0.51	$0.66	$0.74
Weighted-Average Shares Outstanding
Basic	203,093,553	194,019,451	185,422,639
Diluted	204,098,116	194,763,695	186,012,478

Dividends Declared Per Share	$1.061	$1.059	$1.052
W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 8

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2022	2021
Revenues
Real Estate:
Lease revenues	$953,981	$872,345
Income from direct financing leases and loans receivable	56,794	51,917
Lease termination income and other	24,905	8,066
Operating property revenues	30,279	9,474
	1,065,959	941,802
Investment Management:
Asset management and other revenue	8,084	11,792
Reimbursable costs from affiliates	2,414	3,050
	10,498	14,842
	1,076,457	956,644
Operating Expenses
Depreciation and amortization	362,654	340,327
General and administrative	66,224	62,297
Reimbursable tenant costs	52,538	45,942
Property expenses, excluding reimbursable tenant costs	36,874	36,432
Impairment charges — Investment Management goodwill	29,334	—
Impairment charges — real estate	26,385	16,301
Stock-based compensation expense	23,102	18,790
Merger and other expenses	17,329	(3,983)
Operating property expenses	15,335	6,961
Reimbursable costs from affiliates	2,414	3,050
	632,189	526,117
Other Income and Expenses
Interest expense	(151,492)	(149,623)
Gain on sale of real estate, net	37,631	30,914
Gain on change in control of interests	33,931	—
Non-operating income	23,783	10,704
Earnings (losses) from equity method investments	23,477	(4,154)
Other gains and (losses)	(1,021)	15,576
	(33,691)	(96,583)
Income before income taxes	410,577	333,944
Provision for income taxes	(21,598)	(23,434)
Net Income	388,979	310,510
Net income attributable to noncontrolling interests	622	(84)
Net Income Attributable to W. P. Carey	$389,601	$310,426

Basic Earnings Per Share	$1.98	$1.72
Diluted Earnings Per Share	$1.98	$1.71
Weighted-Average Shares Outstanding
Basic	196,382,433	180,753,115
Diluted	197,264,509	181,323,128

Dividends Declared Per Share	$3.177	$3.150
__________
(a)Amount for the three months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(b)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(c)Amount for the three and nine months ended September 30, 2022 represents gains recognized on (i) the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method, and (ii) our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(d)Amount for the three months ended September 30, 2022 is primarily comprised of net loss on foreign currency exchange rate movements of $(36.4) million, a release of a non-cash allowance for credit losses of $16.2 million, a gain on the repayment of a loan receivable of $10.6 million, the write-off of an insurance receivable acquired as part of a prior merger of $(9.4) million and a gain on extinguishment of debt of $2.3 million.
(e)Amount for the three months ended September 30, 2022 is comprised of realized gains on foreign currency exchange derivatives of $8.7 million and interest income on deposits and loans to affiliates of $0.6 million.

W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Net income attributable to W. P. Carey	$104,928	$127,678	$138,547
Adjustments:
Depreciation and amortization of real property	131,628	114,333	114,204
Gain on change in control of interests (a) (b)	(33,931)	—	—
Impairment charges — Investment Management goodwill (c)	29,334	—	—
Loss (gain) on sale of real estate, net	4,736	(31,119)	(1,702)
Impairment charges — real estate	—	6,206	16,301
Proportionate share of adjustments to earnings from equity method investments (d)	2,242	2,934	3,290
Proportionate share of adjustments for noncontrolling interests (e)	(189)	(4)	(4)
Total adjustments	133,820	92,350	132,089
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	238,748	220,028	270,636
Adjustments:
Merger and other expenses (g)	17,667	1,984	(908)
Other (gains) and losses (h)	15,020	21,746	(49,219)
Straight-line and other leasing and financing adjustments	(14,326)	(14,492)	(10,823)
Above- and below-market rent intangible lease amortization, net	11,186	10,548	12,004
Stock-based compensation	5,511	9,758	4,361
Amortization of deferred financing costs	5,223	3,147	3,424
Tax expense (benefit) – deferred and other	1,163	(355)	(290)
Other amortization and non-cash items	359	530	557
Proportionate share of adjustments to earnings from equity method investments (d)	(2,156)	1,486	988
Proportionate share of adjustments for noncontrolling interests (e)	(673)	(6)	(6)
Total adjustments	38,974	34,346	(39,912)
AFFO Attributable to W. P. Carey (f)	$277,722	$254,374	$230,724

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$238,748	$220,028	$270,636
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$1.17	$1.13	$1.45
AFFO attributable to W. P. Carey (f)	$277,722	$254,374	$230,724
AFFO attributable to W. P. Carey per diluted share (f)	$1.36	$1.31	$1.24
Diluted weighted-average shares outstanding	204,098,116	194,763,695	186,012,478
W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 10

W. P. CAREY INC.
Quarterly Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Net income from Real Estate attributable to W. P. Carey	$111,375	$123,228	$130,858
Adjustments:
Depreciation and amortization of real property	131,628	114,333	114,204
Gain on change in control of interests (a)	(11,405)	—	—
Loss (gain) on sale of real estate, net	4,736	(31,119)	(1,702)
Impairment charges — real estate	—	6,206	16,301
Proportionate share of adjustments to earnings from equity method investments (d)	2,242	2,934	3,290
Proportionate share of adjustments for noncontrolling interests (e)	(189)	(4)	(4)
Total adjustments	127,012	92,350	132,089
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (f)	238,387	215,578	262,947
Adjustments:
Merger and other expenses (g)	17,667	1,984	(908)
Straight-line and other leasing and financing adjustments	(14,326)	(14,492)	(10,823)
Other (gains) and losses (h)	13,960	20,155	(48,172)
Above- and below-market rent intangible lease amortization, net	11,186	10,548	12,004
Stock-based compensation	5,511	9,758	4,361
Amortization of deferred financing costs	5,223	3,147	3,424
Tax (benefit) – deferred and other	(2,789)	(324)	(700)
Other amortization and non-cash items	359	530	557
Proportionate share of adjustments to earnings from equity method investments (d)	(938)	368	1,761
Proportionate share of adjustments for noncontrolling interests (e)	(673)	(6)	(6)
Total adjustments	35,180	31,668	(38,502)
AFFO Attributable to W. P. Carey – Real Estate (f)	$273,567	$247,246	$224,445

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (f)	$238,387	$215,578	$262,947
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (f)	$1.17	$1.11	$1.41
AFFO attributable to W. P. Carey – Real Estate (f)	$273,567	$247,246	$224,445
AFFO attributable to W. P. Carey per diluted share – Real Estate (f)	$1.34	$1.27	$1.21
Diluted weighted-average shares outstanding	204,098,116	194,763,695	186,012,478
W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 11

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2022	2021
Net income attributable to W. P. Carey	$389,601	$310,426
Adjustments:
Depreciation and amortization of real property	360,607	336,405
Gain on sale of real estate, net	(37,631)	(30,914)
Gain on change in control of interests (a) (b)	(33,931)	—
Impairment charges — Investment Management goodwill (c)	29,334	—
Impairment charges — real estate	26,385	16,301
Proportionate share of adjustments to earnings from equity method investments (d)	12,859	17,030
Proportionate share of adjustments for noncontrolling interests (e)	(197)	(12)
Total adjustments	357,426	338,810
FFO (as defined by NAREIT) Attributable to W. P. Carey (f)	747,027	649,236
Adjustments:
Straight-line and other leasing and financing adjustments	(39,665)	(29,887)
Above- and below-market rent intangible lease amortization, net	32,738	38,503
Stock-based compensation	23,102	18,790
Merger and other expenses (g)	17,329	(3,983)
Amortization of deferred financing costs	11,498	10,284
Other amortization and non-cash items	1,441	1,149
Other (gains) and losses	1,021	(15,576)
Tax (benefit) – deferred and other	(434)	(3,460)
Proportionate share of adjustments to earnings from equity method investments (d)	(2,451)	10,849
Proportionate share of adjustments for noncontrolling interests (e)	(684)	(19)
Total adjustments	43,895	26,650
AFFO Attributable to W. P. Carey (f)	$790,922	$675,886

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (f)	$747,027	$649,236
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (f)	$3.79	$3.58
AFFO attributable to W. P. Carey (f)	$790,922	$675,886
AFFO attributable to W. P. Carey per diluted share (f)	$4.01	$3.73
Diluted weighted-average shares outstanding	197,264,509	181,323,128
W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 12

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income from Real Estate to Adjusted Funds from Operations (AFFO) from Real Estate (Unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2022	2021
Net income from Real Estate attributable to W. P. Carey	$381,461	$290,132
Adjustments:
Depreciation and amortization of real property	360,607	336,405
Gain on sale of real estate, net	(37,631)	(30,914)
Impairment charges — real estate	26,385	16,301
Gain on change in control of interests (a)	(11,405)	—
Proportionate share of adjustments to earnings from equity method investments (d)	12,859	17,030
Proportionate share of adjustments for noncontrolling interests (e)	(197)	(12)
Total adjustments	350,618	338,810
FFO (as defined by NAREIT) Attributable to W. P. Carey – Real Estate (f)	732,079	628,942
Adjustments:
Straight-line and other leasing and financing adjustments	(39,665)	(29,887)
Above- and below-market rent intangible lease amortization, net	32,738	38,503
Stock-based compensation	23,102	18,790
Merger and other expenses (g)	17,326	(3,998)
Amortization of deferred financing costs	11,498	10,284
Tax (benefit) – deferred and other	(4,302)	(3,087)
Other amortization and non-cash items	1,441	1,149
Other (gains) and losses	(303)	(13,455)
Proportionate share of adjustments to earnings from equity method investments (d)	(403)	9,928
Proportionate share of adjustments for noncontrolling interests (e)	(684)	(19)
Total adjustments	40,748	28,208
AFFO Attributable to W. P. Carey – Real Estate (f)	$772,827	$657,150

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Real Estate (f)	$732,079	$628,942
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Real Estate (f)	$3.71	$3.47
AFFO attributable to W. P. Carey – Real Estate (f)	$772,827	$657,150
AFFO attributable to W. P. Carey per diluted share – Real Estate (f)	$3.92	$3.62
Diluted weighted-average shares outstanding	197,264,509	181,323,128
__________
(a)Amount for the three and nine months ended September 30, 2022 represents a gain recognized on the remaining interests in four investments acquired in the CPA:18 Merger, which we had previously accounted for under the equity method.
(b)Amount for the three and nine months ended September 30, 2022 represents a gain recognized on our previously held interest in shares of CPA:18 – Global common stock in connection with the CPA:18 Merger.
(c)Amount for the three and nine months ended September 30, 2022 represents an impairment charge recognized on goodwill within our Investment Management segment, since future Investment Management cash flows are expected to be minimal.
(d)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(e)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(f)FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.
(g)Amounts are primarily comprised of costs incurred in connection with the CPA:18 Merger and/or reversals of estimated liabilities for German real estate transfer taxes that were previously recorded in connection with mergers in prior years.
(h)AFFO adjustment amounts for the three months ended September 30, 2022 are primarily comprised of a net loss on foreign currency exchange rate movements of $(36.4) million, a release of a non-cash allowance for credit losses of $16.2 million, a gain on the repayment of a loan receivable of $10.6 million, the write-off of an insurance receivable acquired as part of a prior merger of $(9.4) million and a gain on extinguishment of debt of $2.3 million. Real Estate AFFO adjustment amounts for the three months ended September 30, 2022 are primarily comprised of a net loss on foreign currency exchange rate movements of $(36.3) million, a release of a non-cash allowance for credit losses of $16.2 million, a gain on the repayment of a loan receivable of $10.6 million, the write-off of an insurance receivable acquired as part of a prior merger of $(9.4) million and a gain on extinguishment of debt of $2.3 million.
W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 13

Non-GAAP Financial Disclosure

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (NAREIT), an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and direct financing leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs that are currently not engaged in acquisitions, mergers and restructuring, which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, or as alternatives to net cash provided by operating activities computed under GAAP, or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 9/30/2022 Earnings Release 8-K – 14